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                              [GRADALL LETTERHEAD]

                                                                  EXHIBIT (c)(4)

                                                                November 3, 1997

JLG Industries, Inc.
1 JLG Drive
McConnellsburg, PA 17233-9533

Attention:  Mr. Tom Singer
            Vice President & General Counsel

Gentlemen:

     In order to allow you to evaluate the possible acquisition (the "Proposed Acquisition") of Gradall Industries, Inc. (the "Company"), we will deliver to you, upon your execution and delivery to us of this letter agreement, certain information about the properties and operations of the Company. All information about the Company furnished by us or our Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information". Propriety Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives,
(b) was available to you on a nonconfidential basis prior to its disclosure by us or our Representatives or (c) becomes available to you on a nonconfidential basis from a person other than us or our Representatives who is not otherwise bound by a confidentiality agreement with us or any Representative of ours, or is otherwise not under an obligation to us or any Representative of ours not to transmit the information to you. As used in this letter agreement, the term "Representative" means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling persons. As used in this letter agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

     Except as required by law, unless otherwise agreed to in writing by us, you agree (a) to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than your Representatives who are actively and directly participating in your evaluation of the Proposed Acquisition or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Acquisition and to cause those persons to observe the terms of this letter agreement, (b) not to use Proprietary Information for any purpose other than in connection with your evaluation of the Proposed Acquisition or the consummation of the Proposed Acquisition and (c) not to disclose to any person (other than those of your Representatives who are actively and directly participating in your evaluation of the Proposed Acquisition or who otherwise need to know for the purpose of evaluating the Proposed Acquisition and, in the case of your Representatives, whom you will cause to observe the terms of this letter agreement) any information about the Proposed Acquisition, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Proprietary



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Information has been made available to you or your Representatives. You will be responsible for any breach of the terms of this letter agreement by you or your Representatives.

     In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information or any other information concerning the Company or the Proposed Acquisition, you agree that you will provide us with prompt notice of such request or requirement in order to enable us to seek an appropriate protective order or other remedy, to consult with you with respect to our taking steps to resist or narrow the scope of such request or legal process; provided that your disclosure of any Proprietary Information pursuant to any such law, regulation or legal process shall not be deemed a violation of this letter agreement. In any such event you will use your reasonable best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment.

     You also agree that for a period of 18 months from the date of this letter agreement, neither you nor any of your Representatives will, without the prior written consent of the Company or its Board or Directors:

     (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

     (b) make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

     (c) form, join or in any way participate in a "group" as defined in
         Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or

     (d) request the Company or any of our Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing.

     If you determine that you do not wish to proceed with the Proposed Acquisition, you will promptly advise us of that decision. In that case, or in the event that we, in our sole discretion, so request or the Proposed Acquisition is not consummated by you, you will, upon our request, promptly deliver to us all Proprietary Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in your possession or in the possession of any Representative of yours.

     You acknowledge that none of the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or our other Representatives and none of the respective officers, directors, employees, agents or controlling persons of Merrill Lynch or such other Representatives makes any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and you agree that none of such persons shall have any liability to you or any of your Representatives relating to or arising from your or their use of any Proprietary Information or for any errors therein or omissions therefrom. You also agree that you are not entitled to rely on the accuracy or completeness of any Proprietary Information and that you shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to you in any final acquisition agreement relating to the Proposed Acquisition, subject to the terms and conditions of such agreement.


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     You agree that, without our prior written consent, you will not for a period of 18 months from the date hereof directly or indirectly solicit for employment or employ any person who is now employed by us or any of our subsidiaries and who is identified by you as a result of your evaluation or otherwise in connection with the Proposed Acquisition; provided, however, that you shall not be prohibited from employing any such person who contacts you on his or her own initiative and without any direct or indirect solicitation by you.

     You agree that until a final acquisition agreement regarding the Proposed Acquisition has been executed by you and us, neither we nor any of our Representatives are under any legal obligation and shall have no liability to you of any nature whatsoever with respect to the Proposed Acquisition by virtue of this letter agreement or otherwise. You also acknowledge and agree that (i) we and our Representatives may conduct the process that may or may not result in the Proposed Acquisition in such manner as we, in our sole discretion, may determine (including, without limitation, negotiating and entering into a final acquisition agreement with any third party without notice to you) and (ii) we reserve the right to change (in our sole discretion, at any time and without notice to you) the procedures relating to our and your consideration of the Proposed Acquisition (including, without limitation, terminating all further discussions with you and requesting that you return all Proprietary Information to us).

     Without prejudice to the rights and remedies otherwise available to us, you agree we shall be entitled to equitable relief by way of injunction or otherwise if you or any of your Representatives breach or threaten to breach any of the provisions of this letter agreement.

     It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

     Any assignment of this letter agreement by you without our prior written consent shall be void.

     Your obligations under this letter agreement shall be for three years from your acceptance hereof.

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     This letter agreement contains the entire agreement between you and us concerning confidentiality of the Proprietary Information, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon you or us, unless approved in writing by each of you and us.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                     GRADALL INDUSTRIES, INC.

                                     By /s/ BARRY L. PHILLIPS
                                       ----------------------
                                       Barry L. Phillips
                                       President & Chief Executive Officer


Accepted and Agreed
as of the date
first written above:


By /s/ THOMAS SINGER
  ---------------------------------------
   Title Vice President & General Counsel
         --------------------------------
   Company JLG Industries, Inc.
           ------------------------------
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                            Gradall Industries, Inc.

                               February 23, 1999


CONFIDENTIAL
------------

JLG Industries Inc.
2 JLG Drive
McConnellsburg, PA 17233-9533

Attention:  Mr. Tom Singer
            Vice President and General Counsel

Ladies and Gentlemen:

     We refer to the letter agreement entered into as of November 3, 1997 (the "Confidentiality Letter") between Gradall Industries, Inc. ("Gradall") and JLG Industries Inc. ("JLG") in connection with a possible acquisition of Gradall. This letter agreement (the "Amendment") is to confirm our understanding with respect to amending the Confidentiality Letter. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Confidentiality Letter.

     In consideration of continuing discussions between JLG and Gradall, the parties hereby agree to amend the Confidentiality Letter to replace the term "18 months" appearing on the first line of the second full paragraph on page 2 of the Confidentiality Letter and on the first line of page 3 with the term "30 months". Additionally, you hereby agree to amend the Confidentiality Letter to replace the term "three years" appearing on the last line of page 3 of the Confidentiality Letter with the term "four years".

     Except as otherwise amended hereby, the Confidentiality Letter shall remain in full force and effect, and that the terms and conditions of the Confidentiality Letter shall each apply with respect to the Amendment.


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     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the undersigned the duplicate copy of this letter agreement enclosed herewith.


                                    Very truly yours,

                                    GRADALL INDUSTRIES, INC.


                                    By:
                                       -------------------------
                                         Barry L. Phillips
                                         President & Chief Executive Officer

Accepted and Agreed
to as of the date first
above written:

JLG INDUSTRIES INC.


By /s/ THOMAS SINGER
  ------------------
   Vice President & General Counsel



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